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                                              THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES                      Exhibit 11
                                                   COMPUTATION OF NET EARNINGS PER SHARE
                                                   (in thousands, except per share data)
                                                               (UNAUDITED)

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                                                                Thirteen weeks ended                Twenty-six weeks ended
                                                        ----------------------------------    ----------------------------------
                                                         July 29, 2000      July 31, 1999      July 29, 2000       July 31, 1999
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
(a)  Net earnings.....................................         $ 3,409            $20,065            $ 7,816             $30,158

     Adjustment for interest on 4% convertible
       subordinated notes, net of income tax effect...               -                403                  -                 866

     Adjustment for interest on zero coupon convertible
       subordinated notes, net of income tax effect...               -              1,060                  -                   -
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(b)  Adjusted net earnings                                     $ 3,409            $21,528            $ 7,816             $31,024
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(c)  Average number of common shares outstanding
       during the period..............................          51,055             50,420             51,026              50,466

     Common shares assumed issued upon conversion of
       4% convertible subordinated notes..............               -              1,525                  -               1,644

     Common shares assumed issued upon conversion of
       zero coupon convertible subordinated notes.....               -              3,513                  -                   -

     Common shares assumed issued upon exercise
       of dilutive stock options, net of assumed
       repurchase, at the average market price........              20                380                 12                 316
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(d)  Average number of common shares assumed
       outstanding during the period..................          51,075             55,838             51,038              52,426
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Basic Earnings per Share:
     Before Extraordinary Gain (a/c)..................         $   .07             $  .40            $   .15             $   .60
     Extraordinary Gain...............................             .02                  -                .06                   -
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Basic Earnings per Share:                                      $   .09             $  .40            $   .21             $   .60
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Diluted Earnings per Share:
     Before Extraordinary Gain (b/d)..................         $   .07             $  .39            $   .15             $   .59
     Extraordinary Gain...............................             .02                  -                .06                   -
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Diluted Earnings per Share:                                    $   .09             $  .39            $   .21             $   .59
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